AMENDMENT NO. 5 TO REVOLVING CREDIT AND GUARANTY AGREEMENT
THIS AMENDMENT NO. 5 (this “Amendment”), dated as of August 25, 2026, by and among HIMS & HERS HEALTH, INC., a Delaware corporation (the “Borrower”), each Guarantor party hereto, each existing Lender party hereto, which constitutes the Required Lenders under the Existing Credit Agreement (as defined below) (such Lenders party hereto, collectively referred to herein as the “Consenting Lenders” and each a “Consenting Lender”) and each Issuing Bank party hereto amends that certain Credit Agreement, dated as of February 18, 2025 (as amended by that certain Amendment No. 1 to Revolving Credit and Guaranty Agreement, dated as of June 25, 2025, that certain Amendment No. 2 to Revolving Credit and Guaranty Agreement, dated as of May 7, 2026, that certain Amendment No. 3 to Revolving Credit and Guaranty Agreement, dated as of May 29, 2026, that certain Amendment No. 4 to Revolving Credit and Guaranty Agreement, dated as of June 26, 2026 and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), among, the Borrower, the Subsidiary Borrowers and the Guarantors from time to time party thereto, the Lenders and Issuing Banks party thereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent and the Collateral Agent.
W I T N E S S E T H

WHEREAS, pursuant to Section 10.2 of the Existing Credit Agreement, the Borrower, each of the Consenting Lenders and Issuing Banks have agreed to amend the Existing Credit Agreement, subject to the terms and conditions set forth herein, as of the Amendment No. 5 Effective Date (as defined below).
NOW, THEREFORE, the parties hereto agree as follows:
1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
2.    Amendments. Effective as of the Amendment No. 5 Effective Date, each of the parties hereto agrees that the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit A hereto.
3.    Conditions Precedent. This Amendment, including the amendments set forth in Section 2 hereof, shall not become effective until the date (the “Amendment No. 5 Effective Date”) on which each of the following conditions are satisfied:
(a)(i) The Borrower and the Guarantors shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (ii) the Consenting Lenders shall have executed and delivered a counterpart of this Amendment to the Administrative Agent, (iii) each Issuing Bank shall have executed and delivered a counterpart of this Amendment to the Administrative Agent and (iv) the Administrative Agent shall have executed a counterpart of this Amendment;
(b)The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Amendment No. 5 Effective Date and certifying that the documents previously delivered to the Administrative Agent pursuant to Section 4.1(d) of the Credit Agreement (or any prior amendment thereto) have not been amended or modified since the Amendment No. 4 Effective Date;
(c)The Administrative Agent shall have received a certificate, dated the Amendment No. 5 Effective Date and signed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (d) and (e) of this Section 3 as of the Amendment No. 5 Effective Date;

(d)The representations and warranties set forth in Section 4 shall be true and correct;
(e)At the time of and immediately after giving effect the Amendment, no Default or Event of Default shall have occurred and be continuing;
(f)The Borrower shall have paid (i) all fees and expenses separately agreed to in writing in connection with this Amendment and (ii) all reasonable, documented and invoiced fees, disbursements and other charges of counsel to the Administrative Agent to the extent invoiced not less than two (2) Business Days prior to the Amendment No. 5 Effective Date or otherwise approved by the Borrower.
4.     Representations and Warranties. To induce the Administrative Agent and the Consenting Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the other Lenders on and as of the Amendment No. 5 Effective Date that, in each case:
(a)    the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties are true and correct in all respects), except that (i) for purposes of this Section 4, the representations and warranties contained in Section 3.4(a) of the Credit Agreement shall be deemed to refer, following the first delivery thereof, to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement and (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;
(b)    this Amendment and each other document executed in connection herewith are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action; and
(c)    this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party, and each such document to which it is party constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.    Reaffirmation of Guarantees and Security Interests. Each Loan Party has (a) (other than the Borrower) guaranteed the Obligations and (b) created Liens in favor of Secured Parties on certain Collateral to secure its obligations within the Existing Credit Agreement, under the Collateral Documents to which it is a party. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Existing Credit Agreement and this Amendment and consents to this Amendment to be entered into on the date hereof. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document), (ii) grants to the Collateral Agent for the benefit of the Lenders a continuing lien on and security interest in and to such Loan Party’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise) and (iii) no new filings will be required to be made or other action be taken to perfect or to maintain the perfection of such Liens.
    Each Loan Party acknowledges and agrees that (i) any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.
6.    Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Existing Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Existing Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.
7.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect. This Amendment shall not constitute a novation of the Existing Credit Agreement.
8.    Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
9.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
10.    Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in Sections 10.9 and 10.10 of the Existing Credit Agreement are incorporated herein by reference mutatis mutandis.
[SIGNATURE PAGES FOLLOW]
3

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

HIMS & HERS HEALTH, INC.,
as the Borrower

By:    /s/ Oluyemi Okupe
Name: Oluyemi Okupe
Title: Chief Financial Officer

HIMS, INC., as a Guarantor
By: /s/ Oluyemi Okupe
Name: Oluyemi Okupe
Title: Chief Financial Officer

H&H PHARMACY MANAGEMENT, INC.,
as a Guarantor
By: /s/ Oluyemi Okupe
Name: Oluyemi Okupe
Title: Treasurer

XECARE LLC, as a Guarantor
By: /s/ Michael Chi
Name: Michael Chi
Title: President

YOURBIO HEALTH, INC., as a Guarantor
By: /s/ Michael Chi
Name: Michael Chi
Title: President

APOSTROPHE PHARMACY LLC, as a Guarantor
By: /s/ Michael Chi
Name: Michael Chi
Title: President

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, a Consenting Lender and Issuing Bank

By: /s/ Helen D. Davis
Name: Helen D. Davis
Title: Executive Director

[Signature Page to Amendment No. 5]

MORGAN STANLEY BANK, N.A.,
as a Consenting Lender and Issuing Bank

By: /s/ Tayo Lapite
Name: Tayo Lapite
Title: Authorized Signatory
[Signature Page to Amendment No. 5]

GOLDMAN SACHS BANK USA,
as a Consenting Lender and Issuing Bank
By: /s/ Elizabeth Tosin
Name: Elizabeth Tosin
Title: Authorized Signatory
[Signature Page to Amendment No. 5]

Exhibit A

Amendments to Existing Credit Agreement

[attached]

[Signature Page to Amendment No. 5]

REVOLVING CREDIT AND GUARANTY AGREEMENT
dated as of February 18, 2025, as amended by Amendment No. 1 to Revolving Credit and Guaranty Agreement, dated as of June 25, 2025, Amendment No. 2 to Revolving Credit and Guaranty Agreement, dated as of May 7, 2026, Amendment No. 3 to Revolving Credit and Guaranty Agreement, dated as of May 29, 2026 ~~and~~, Amendment No. 4 to Revolving Credit and Guaranty Agreement, dated as of June 26, 2026. and Amendment No. 5 to Revolving Credit and Guaranty Agreement, dated as of August 25, 2026 among
HIMS & HERS HEALTH, INC.,
the Subsidiary Borrowers party hereto, the Guarantors party hereto, the Lenders and Issuing Banks party hereto and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent and
JPMORGAN CHASE BANK, N.A.
and
MORGAN STANLEY SENIOR FUNDING, INC. and GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers and Joint Bookrunners

Table of Contents
Page
ARTICLE I DEFINITIONS    1
Section 1.1    Defined Terms    1
Section 1.2    Classification of Loans and Borrowings    52
Section 1.3    Terms Generally    52
Section 1.4    Accounting Terms; GAAP    52
Section 1.5    Letter of Credit Amounts    53
Section 1.6    Divisions    53
Section 1.7    Interest Rates; Benchmark Notification    53
Section 1.8    Exchange Rates; Currency Equivalents    54
ARTICLE II THE CREDITS    54
Section 2.1    Commitments    54
Section 2.2    Revolving Loans and Borrowings    54
Section 2.3    Swing Line Loans    55
Section 2.4    Issuance of Letters of Credit and Purchase of Participations Therein    57
Section 2.5    Requests for Borrowings    65
Section 2.6    Funding of Borrowings    66
Section 2.7    Interest Elections    67
Section 2.8    Termination and Reduction of Commitments    69
Section 2.9    Repayment of Loans; Evidence of Debt    69
Section 2.10    Prepayment of Loans    70
Section 2.11    Fees    71
Section 2.12    Interest    73
Section 2.13    Alternate Rate of Interest    74
Section 2.14    Increased Costs    78
Section 2.15    Break Funding Payments    79
Section 2.16    Taxes    80
Section 2.17    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    84
Section 2.18    Mitigation Obligations; Replacement of Lenders    86
Section 2.19    Incremental Facilities    87
Section 2.20    Extension of Maturity Date    91
Section 2.21    Defaulting Lenders    93
Section 2.22    Illegality    96
ARTICLE III REPRESENTATIONS AND WARRANTIES    97
Section 3.1    Organization; Powers    97

i

SCHEDULES
Schedule 1.1(a) — Permitted Holders
Schedule 1.1(b) — Designated Excluded Subsidiaries
Schedule 2.1 — Commitments
Schedule 2.4 — Existing Letters of Credit
Schedule 3.6 — Disclosed Matters
Schedule 3.9 — Tax Matters
Schedule 3.12 — Subsidiaries
Schedule 3.18 — UCC Filing Jurisdictions Schedule 5.14 — Post-Closing Obligations Schedule 6.1 — Existing Indebtedness
Schedule 6.2 — Existing Liens
Schedule 6.5 — Existing Restrictions
Schedule 6.7 — Existing Investments
EXHIBITS
Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Issuance Notice
Exhibit C — Form of Interest Election Request
Exhibit D-1 — Form of Revolving Loan Note
Exhibit D-2 — Form of Swing Line Note
Exhibit E — [Reserved]
Exhibit F — Form of Compliance Certificate
Exhibit G — Form of Maturity Date Extension Request
Exhibit H — Form of Counterpart Agreement
Exhibit I — Form of Solvency Certificate
Exhibit J — Form of Portfolio Interest Certificates
Exhibit K — Form of Borrower Supplement

v

REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of February 18, 2025, among HIMS & HERS HEALTH, INC. as Parent Borrower, the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender.

The Borrower Representative (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) has requested that the Lenders make Loans to the Borrowers on a revolving credit basis and the Issuing Banks issue Letters of Credit at the request and for the account of the
Borrowers on and after the Effective Date and at any time and from time to time prior to the Commitment
Termination Date.
The proceeds of borrowings and the Letters of Credit hereunder are to be used for the purposes described in Section 5.9. The parties hereto are willing to establish the credit facility referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I DEFINITIONS
Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.
“Acquisition” means any transaction or series of related transactions resulting in the acquisition by Parent Borrower or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR, plus (b) 0.0326 % and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR, plus (b) 0.10% and (iii) with respect to any RFR Borrowing denominated in Canadian Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian Dollars, plus (b) 0.29547%; provided that if Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Alternative Currencies” means Canadian Dollars, Euros and Sterling.
“Amendment No. 1” means the Amendment No. 1 to Revolving Credit and Guaranty Agreement, dated as of the Amendment No. 1 Effective Date, by and among, the Parent Borrower and the Administrative Agent.
“Amendment No. 2” means the Amendment No. 2 to Revolving Credit and Guaranty Agreement, dated as of the Amendment No. 2 Effective Date, by and among, the Parent Borrower, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“Amendment No. 3” means the Amendment No. 3 to Revolving Credit and Guaranty Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Parent Borrower, each Guarantor, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“Amendment No. 4” means the Amendment No. 4 to Revolving Credit and Guaranty Agreement, dated as of the Amendment No. 4 Effective Date, by and among the Parent Borrower, each Guarantor, the Administrative Agent and the Lenders party thereto.
“Amendment No. 5” means the Amendment No. 5 to Revolving Credit and Guaranty Agreement, dated as of the Amendment No. 5 Effective Date, by and among the Parent Borrower, each Guarantor, the Administrative Agent and the Lenders and Issuing Banks party thereto.
“Amendment No. 1 Effective Date” means June 25, 2025.
“Amendment No. 2 Effective Date” means May 7, 2026.
“Amendment No. 3 Effective Date” means May 29, 2026
“Amendment No. 4 Effective Date” means June 26, 2026.
“Amendment No. 5 Effective Date” means August 25, 2026.
“Ancillary Document” has the meaning set forth in Section 10.6(b).

as of February 19, 2026, by and among Horizon BidCo Pty Ltd ACN 694 778 375, an Australian proprietary company, the Parent Borrower, Hims, Inc., and the sellers named therein.
“Eucalyptus Entities” means EUC Management Pty Ltd ACN 631 013 860 (d/b/a Eucalyptus) and its direct and indirect subsidiaries.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Representative.
“Euro” and “€” mean the single currency of the Participating Member States. “Event of Default” has the meaning set forth in Article VIII.
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by law, regulation or any contractual obligation existing from guaranteeing the Secured Obligations or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guaranty unless such consent, approval, license or authorization has been received or would, contemporaneous with the Effective Date, be received (provided that (i) with respect to any Subsidiary existing on the Effective Date, any such contractual obligation containing such a prohibition was in existence on the Effective Date and (ii) with respect to any Subsidiaries acquired or created after the Effective Date, such prohibition is not the result of a contractual obligation that arose solely in contemplation of such Subsidiary satisfying this definition); (b) any Immaterial Subsidiary; (c) any Foreign Subsidiary (other than any Material Foreign Subsidiary whose provision of a Guarantee would not result in an investment in “United States property” (within the meaning of Section 956 of the Code), as reasonably determined by Borrower Representative) ~~and~~, (d) subject to Section 10.18(a), any Subsidiary that is not a wholly owned Subsidiary~~.~~ and (e) each Subsidiary set forth on Schedule 1.1(b), notwithstanding that each such Subsidiary may otherwise constitute a Material Foreign Subsidiary or fail to qualify as an Immaterial Subsidiary as a result of its Consolidated Total Assets; provided that any such Subsidiary shall cease to constitute an Excluded Subsidiary pursuant to this clause (e), and shall no longer be excluded from the requirements of Section 5.10, from and after the date on which such Subsidiary’s consolidated gross revenues for the most recently completed period of four fiscal quarters (determined in accordance with clause (b) of the definition of “Immaterial Subsidiary”) equal or exceed 5% of the consolidated gross revenues of Parent Borrower and its Subsidiaries for such period, in which case Parent Borrower shall comply with the requirements of Section 5.10 with respect to such Subsidiary within the time periods specified therein.

longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” means, with respect to the calculation of the financial covenants contained in Section 6.8 or otherwise for purposes of determining the Total Leverage Ratio, First Lien Leverage Ratio, Interest Coverage Ratio, Consolidated EBITDA, Consolidated Total Assets or any other metric as of any date, that such calculation shall give pro forma effect to all Acquisitions, all issuances, incurrences or assumptions of Indebtedness and all sales, transfers or other dispositions of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) that have occurred during the applicable fiscal quarter period of Parent Borrower (or subsequent to such fiscal quarter period of Parent Borrower and prior to or simultaneously with the event for which such calculation is being calculated) as if they occurred on the first day of such applicable fiscal quarter period of Parent Borrower (including, in each case, with respect to a Professional Company or Pharmacy Entity). For purposes of calculating on a pro forma basis the Interest Coverage Ratio with respect to any Indebtedness that bears a floating rate of interest, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging transaction applicable to such Indebtedness if such hedging transaction has a remaining term in excess of 12 months).
“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Process Agent” has the meaning set forth in Section 10.9.
“Professional Company” shall mean any professional corporation, professional limited liability company, or other professional organization or entity that has, from time to time, entered into a Professional Company Services Agreement with any Professional Company Administrator.
“Professional Company Administrator” shall mean each Loan Party that, from time to time, enters into a Professional Company Service Agreement to provide support services, administrative services or any other similar, non-medical services to any Professional Company.
“Professional Company Documents” shall mean, collectively, any Professional Company Services Agreement, any stock transfer agreement or pledge agreement between the applicable Professional Company Administrator and each physician owner of a Professional Company, any credit or loan agreement between the applicable Professional Company Administrator and each Professional Company and any other material, related agreements by and between any under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.5    Letter of Credit Amounts~~.~~
. Unless otherwise specified herein, the amount of ~~any~~a Letter of Credit at any time shall be deemed to be the ~~amount available to be drawn under~~Dollar Equivalent of the stated amount of such Letter of Credit ~~during the remaining life thereof.~~available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
Section 1.6    Divisions~~.~~
. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.7 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.8 Exchange Rates; Currency Equivalents. The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings or RFR Borrowings or Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Parent Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent. Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.
ARTICLE II THE CREDITS
Section 2.1 Commitments. Subject to the terms and conditions set forth herein, each
Lender agrees to make Revolving Loans in Dollars or in one or more Alternative Currencies to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the aggregate outstanding principal amount of such Lender’s Revolving Exposure exceeding such Lender’s Commitment or (b) the Total Utilization of Commitments exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Each Lender’s Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Exposure shall be paid in full no later than such date.
Section 2.2 Revolving Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders in accordance with their respective Applicable Percentages. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.
(b) Subject to Section 2.13, each Borrowing of Revolving Loans shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans, (ii) in the case of Borrowings in Canadian Dollars, entirely of Term Benchmark Loans, (iii) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed

Representative. The Swing Line Lender may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement or resignation shall become effective, (i) the Borrowers shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower Representative for cancellation, and (iii) the Borrowers shall issue, if so requested by the successor Swing Line Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. For the avoidance of doubt, each Foreign Subsidiary Borrower shall be required to make prepayments under this Section 2.3(d) solely in respect of Swing Line Loans made to such Foreign Subsidiary Borrower. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.
Section 2.4 Issuance of Letters of Credit and Purchase of Participations Therein. (a) During the Availability Period, subject to the terms and conditions hereof, each Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit (or issue an amendment to any outstanding Letter of Credit) at the request of the Borrower Representative for its own account or for the account of another Borrower (including for the purpose of supporting obligations of Parent Borrower or any of its Subsidiaries); provided that (i) each Letter of Credit shall be denominated in Dollars or such other currency as is acceptable to the applicable Issuing Bank in its sole discretion; (ii) the amount of each Letter of Credit shall not be less than $250,000 (or the Dollar Equivalent thereof) or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance , in no event shall the Total Utilization of Commitments exceed the Commitments then in effect; (iv) after giving effect to such issuance, , in no event shall the aggregate Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect, (v) after giving effect to such issuance , in no event shall the Letter of Credit Usage attributable to Letters of Credit issued by any Issuing Bank exceed the Issuing Bank Sublimit of such Issuing Bank, unless otherwise agreed to in writing by such Issuing Bank, (vi) after giving effect to such issuance , in no event shall the aggregate amount of Revolving Loans (and Swing Line Loans, in the case of the Swing Line Lender) and Letters of Credit issued by such Issuing Bank exceed such Issuing Bank’s Commitments hereunder, unless otherwise agreed to in writing by such Issuing Bank, (vii) no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than twenty (20) Letters of Credit outstanding at any time and (viii) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five days prior to the Maturity Date and (2) the date which is one year from the date of issuance of such Letter of Credit. If the Borrower Representative so requests in the Application for any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each such Letter of Credit, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in “good faith” (as such term is defined in Article 5 of the New York Uniform Commercial Code), shall not give rise to any liability on the part of such Issuing Bank to the Borrowers. Notwithstanding anything to the contrary contained in this Section 2.4(c), the applicable Issuing Bank shall not be excused from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a final, non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.
(d)In the event any Issuing Bank has honored a drawing under a Letter of Credit on any date (a “Disbursement Date”), it shall promptly notify the Borrower Representative and the Administrative Agent of the amount of such drawing and of the applicable Disbursement Date. The Borrowers shall reimburse such Issuing Bank on the same Business Day on which such drawing is honored (the “Reimbursement Date”) in an amount in same day funds in Dollars equal to the ~~dollar amount~~Dollar Equivalent of such honored drawing, together in each case with accrued and unpaid interest as provided in Section 2.12; provided that, if the ~~dollar amount~~Dollar Equivalent of such honored drawing is $500,000 or more, the Borrower Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.5 that such payment be financed with a Swing Line Loan or an ABR Borrowing and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Swing Line Loan or ABR Borrowing. If the Borrowers fail to reimburse any honored drawing under any Letter of Credit on or before the Reimbursement Date, the Administrative Agent shall notify each Lender of such failure, the payment then due from the Borrowers in respect of such honored drawing (expressed as the Dollar Equivalent thereof), and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent, in dollars, its Applicable Percentage of the amount then due from the Borrowers, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an honored drawing under a Letter of Credit (other than the funding of a Swing Line Loan or an ABR Borrowing as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such drawing. If any Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(d) by the time specified herein, such Issuing Bank shall be entitled hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each Material Foreign Subsidiary hereby irrevocably appoints the Parent Borrower as its agent for service of process with respect to all of the Loan Documents and all other related agreements to which it is a party (the “Process Agent”) and the Parent Borrower hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to the applicable Material Foreign Subsidiary all legal process addressed to the applicable Material Foreign Subsidiary received by the Process Agent.
Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12 Confidentiality. (a) Each of the Agents and the Lenders (which term shall for the purposes of this Section 10.12 includes the Issuing Banks) agrees to (i) maintain the confidentiality of the Information (as defined below), (ii) not disclose any Information to any individual or organization, either internally or externally, without the prior written consent of the Borrower Representative, and (iii) not use the Information for any purpose except in connection with the Loan Documents, except that Information may be disclosed (A) to its Affiliates and its and their respective directors, officers, employees, other providers of services and agents, including accountants, legal counsel and other advisors, or to any credit insurance provider relating to any Loan Party and its obligations, in each case whom it reasonably determines needs to know such information in connection with this Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential), (B) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (C) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Agent or such Lender, as applicable, agrees, to the extent permitted by

Loan Party upon its reasonable request without further inquiry; provided that if any Loan Party qualifies as an Excluded Subsidiary pursuant to clause (d) of the definition of such term, such Loan Party shall only be released from its obligations under the Loan Documents if (x) such Loan Party so qualifies as a result of a transaction (i) not undertaken for the primary purpose of obtaining the release of such Loan Party from its obligations under the Loan Documents (and any Liens granted by it thereunder), (ii) that is done for a bona fide business purpose, (iii) that if deemed to be an Investment in such Loan Party at fair market value, there would be sufficient Investment capacity to permit such Investment at such time, (y) no default or Event of default exists or will result from transaction and (z) such Loan Party does not own or exclusively license any Material Intellectual Property.
(b)Upon any sale or other transfer by any Loan Party (other than a sale or transfer to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, the security interests in such Collateral created by the Collateral Documents shall be automatically released.
(c)Upon the release of any Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Loan Party created by the Collateral Documents shall be automatically released.
(d)Upon any sale, conveyance, assignment or other transfer of Receivables Assets by any Loan Party to a Purchaser pursuant to a Receivables Purchase Program permitted under Section 6.1(q), such Receivables Assets shall automatically be excluded from the Collateral and released from any Lien created by the Collateral Documents, and the Collateral Agent is hereby authorized to take any action reasonably requested by the Borrower Representative to evidence or effectuate such exclusion and release (including by executing ~~UCC-3 termination or amendment statements,~~ releases of Liens or other instruments of release), and to deliver any release of Liens from any secured creditor as contemplated by the applicable Receivables Purchase Agreement, in each case without any further consent of any Lender or other Secured Party.
(e)Upon termination of the aggregate Commitments and payment in full of all Obligations (other than (i) contingent amounts not yet due, (ii) Secured Cash Management Obligations and (iii) Secured Swap Obligations) under any Loan Document have been paid in full and all Letters of Credit have expired with no pending drawings or been terminated (unless such Letters of Credit have been (i) cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms reasonably satisfactory to the applicable Issuing Bank, (ii) backstopped by a letter of credit in form, amount and substance and by an institution reasonably satisfactory to the applicable Issuing Bank or (iii) deemed reissued under another facility reasonably acceptable to the applicable Issuing Bank), all obligations under the Loan Documents and all security interests created by the Collateral Documents shall be automatically released.
(f)In connection with any termination or release pursuant to this Section 10.18, the Administrative Agent or the Collateral Agent, as the case may be, shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as

Section 11.5 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.
Section 11.6 Execution of Loan Documents; Compliance Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
Section 11.7 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative any certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Compliance Certificate required pursuant to the provisions of this Agreement.
Section 11.8 Subsidiary Borrowers.
(a)(i) On or after the Effective Date, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), Parent Borrower may designate any wholly-owned Domestic Subsidiary or Foreign Subsidiary (other than a Foreign Subsidiary incorporated or organized in the European Union) as a Borrower by delivery to the Administrative Agent of a Borrower Supplement executed by such Subsidiary and Parent Borrower together with a Note in favor of each requesting Lender, and such Subsidiary shall for all purposes of this Agreement be a Borrower and party to this Agreement (until its status as a Borrower is terminated in accordance with clause (d) below) upon such consent of the Administrative Agent and such delivery; provided that, with respect to any such proposed Foreign Subsidiary Borrower, the Administrative Agent shall notify the Lenders in writing at least five Business Days prior to granting such consent and, if any Lender notifies the Administrative Agent within five Business Days that (x) it is not permitted by applicable requirements of law or any of its organizational policies to make Revolving Loans to, or participate in Letters of Credit for the account of, the relevant Foreign Subsidiary, (y) that the designation of such a Foreign Subsidiary Borrower hereunder would result in increased costs in accordance with Section 2.14 with respect to such Lender (any such Lender that would be subject to increased costs upon such designation, an “Increased Cost Lender”) or (z) it will be subject to any Taxes (unless indemnified pursuant to Section 2.16 of this Agreement, subject to such Lender’s compliance with Section 2.16(e)) to which such Lender would not have been subject as a result of designation of such a Foreign Subsidiary as a Foreign Subsidiary Borrower, the Administrative Agent shall withhold such consent or shall give such consent only upon effecting changes to the provisions of Article II as are contemplated by Section 11.8(b);

provided further that, with respect to each Subsidiary so designated pursuant to this clause (a)(i), (x) to the extent not previously complied with, such Subsidiary shall comply with the requirements of Section 5.11 mutatis mutandis (it being understood that the documents described in Section 5.11 shall be delivered on the effective date of the Borrower Supplement to the extent not previously delivered), (y) the Administrative Agent shall have received documents of the type described in Sections 4.1(a)(ii), 4.1(c), 4.1(d), 4.1(e) and 4.1(i) (or equivalent or comparable documents for the applicable jurisdiction of the Foreign Subsidiary in form and substance acceptable to the Administrative Agent) dated as of the effective date of the Borrower Supplement with respect to such Subsidiary in substantially the same form as such documents that were delivered with respect to Parent Borrower on the Effective Date or such other form as may be acceptable to the Administrative Agent and (z) the Administrative Agent shall have received, at least three (3) Business Days prior (or, with respect to any such Foreign Subsidiary Borrower, five (5) Business Days prior) to the effective date of such Borrower Supplement, all documentation and other information regarding such Subsidiary requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and to the extent such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior (or, with respect to any such Foreign Subsidiary Borrower, five (5) Business Days prior) to the effective date of such Borrower Supplement, any Lender that has requested a Beneficial Ownership Certification in relation to such Subsidiary shall have received such Beneficial Ownership Certification; provided further that, with respect ~~to each~~any such Foreign Subsidiary so designated pursuant to clause (a)(i), (x) such Foreign Subsidiary Borrower and its subsidiaries, as applicable, shall deliver applicable Foreign Collateral Documents and satisfy the Foreign Collateral Requirement and (y) the Administrative Agent shall be reasonably satisfied that any payments by or on account of such Foreign Subsidiary Borrower hereunder or under any Loan Document will not be subject to deduction or withholding for any Taxes (unless indemnified pursuant to Section 2.16 of this Agreement, subject to such Lender’s compliance with Section 2.16(e)) that would not have applied in the absence of the designation of such Foreign Subsidiary as a Foreign Subsidiary Borrower. As soon as practicable upon receipt of a Borrower Supplement, the Administrative Agent will deliver a copy thereof to each Lender.
(ii) On or after the Effective Date, with the prior written consent of each Lender, each Issuing Bank, the Swing Line Lender and the Administrative Agent, Parent Borrower may designate any Foreign Subsidiary incorporated or organized in the European Union as a Borrower by delivery to the Administrative Agent of a Borrower Supplement executed by such Subsidiary and Parent Borrower together with a Note in favor of each requesting Lender, and such Subsidiary shall for all purposes of this Agreement be a Borrower and party to this Agreement (until its status as a Borrower is terminated in accordance with clause (d) below) upon such consent of the Administrative Agent and such delivery; provided that, with respect to such Foreign Subsidiary so designated pursuant to this clause (a)(ii), (x) to the extent not previously complied with, such Subsidiary shall comply with the requirements of Section 5.11 mutatis mutandis (it being understood that the documents described in Section 5.11 shall be delivered on the effective date of the Borrower Supplement to the extent not previously delivered), (y) the Administrative Agent shall have received documents of the type described in Sections

4.1(a)(ii), 4.1(c), 4.1(d), 4.1(e) and 4.1(i) (or equivalent or comparable documents for the applicable jurisdiction of such Foreign Subsidiary in form and substance acceptable to the Administrative Agent) dated as of the effective date of the Borrower Supplement with respect to such Foreign Subsidiary in substantially the same form as such documents that were delivered with respect to Parent Borrower on the Effective Date or such other form as may be acceptable to the Administrative Agent and (z) the Administrative Agent shall have received, at least five (5) Business Days prior to the effective date of such Borrower Supplement, all documentation and other information regarding such Foreign Subsidiary requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and to the extent such Foreign Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) Business Days prior to the effective date of such Borrower Supplement, any Lender that has requested a Beneficial Ownership Certification in relation to such Foreign Subsidiary shall have received such Beneficial Ownership Certification; provided further that, with respect to each Foreign Subsidiary so designated pursuant to clause (a)(ii), (x) such Foreign Subsidiary Borrower and its subsidiaries, as applicable, shall deliver applicable Foreign Collateral Documents and satisfy the Foreign Collateral Requirement and (y) the Administrative Agent shall be reasonably satisfied that any payments by or on account of such Foreign Subsidiary Borrower hereunder or under any Loan Document will not be subject to deduction or withholding for any Taxes (unless indemnified pursuant to Section 2.16 of this Agreement, subject to such Lender’s compliance with Section 2.16(e)) that would not have applied in the absence of the designation of such Foreign Subsidiary as a Foreign Subsidiary Borrower. As soon as practicable upon receipt of a Borrower Supplement, the Administrative Agent will deliver a copy thereof to each Lender.
(b)In order to accommodate (i) the designation of a Foreign Subsidiary as a Foreign Subsidiary Borrower or (ii) extensions of credit to a Foreign Subsidiary Borrower, in each case, where one or more Lenders are able and willing to lend Loans to, and participate in Letters of Credit issued for the account of, such Foreign Subsidiary, but other Lenders are not so able and willing or are Increased Cost Lenders, the Administrative Agent shall be permitted, solely with the consent of the Parent Borrower, to effect such changes to the provisions of this Agreement as it reasonably believes are appropriate in order for such provisions to operate in a customary and usual manner for “multiple-currency” syndicated lending agreements to a limited liability company and certain of its Foreign Subsidiaries, all with the intention of providing procedures for the Lenders who are so able and willing to extend credit to such Foreign Subsidiaries and for the other Lenders (including Increased Cost Lenders) not to be required to do so. In addition, in order to accommodate the designation of a Foreign Subsidiary as a Foreign Subsidiary Borrower, the Administrative Agent shall be permitted, solely with the consent of the Parent Borrower, to effect such changes to the provisions of this Agreement as it reasonably believes are appropriate to ensure (x) no Lender will be subject to any Taxes (unless indemnified pursuant to Section 2.16 of this Agreement, subject to such Lender’s compliance with Section 2.16(e)) to which such Lender would not have been subject as a result of designation of a Foreign Subsidiary as a Foreign Subsidiary Borrower and (y) any payments by or on account of such Foreign Subsidiary Borrower hereunder or under any Loan Document will not be subject to deduction or withholding for any Taxes (unless

Schedule 1.1(a)

Permitted Holders

Schedule 1.1(b)
Designated Excluded Subsidiaries